UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 15, 2014

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
(Exact name of registrant as specified in its charter)

BERMUDA	0-24796	98-0438382
(State or other jurisdiction of incorporation and organisation)	(Commission File Number)	(IRS Employer Identification No.)

O’Hara House, 3 Bermudiana Road,		HM 08
Hamilton, Bermuda
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (441) 296-1431

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 15, 2014, the Board of Directors of Central European Media Enterprises Ltd. (the “Company”) appointed Mr. John K. Billock to the Board of Directors as an independent director. He has been elected Chairman of the Board of Directors and appointed to the Compensation Committee of the Company. The Board of Directors also appointed Ms. Iris Knoblich, Mr. Doug Shapiro, and Mr. Gerhard Zeiler to the Board on April 15, 2014.

Ms. Knobloch, Mr. Shapiro and Mr. Zeiler were appointed pursuant to the right of Time Warner Inc. to designate one less than the majority of the number of directors on the Company's Board of Directors under the terms of the Framework Agreement dated February 28, 2014 among the Company, Time Warner Inc. and Time Warner Media Holdings B.V. which was filed with the Securities and Exchange Commission as Exhibit 99.1 to the Company’s Registration Statement on Form S-3 on February 28, 2014.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned thereunto duly authorized.

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
Date: April 16, 2014	/s/ David Sturgeon
David Sturgeon
Acting Chief Financial Officer